                                                                Exhibit 99.B1.2


                    AMENDMENT OF ARTICLES OF INCORPORATION

                                      OF

                    STRONG CONSERVATIVE EQUITY FUNDS, INC.


    The undersigned officer of Strong Conservative Equity Funds, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to create Strong Limited Resources Fund as an additional class of Common Stock:

    "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

    'A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:


                    Class                        Authorized Number of Shares
                    -----                        ---------------------------
          Strong American Utilities Fund                   Indefinite
          Strong Equity Income Fund                        Indefinite
          Strong Growth and Income Fund                    Indefinite
          Strong Blue Chip 100 Fund                        Indefinite
          Strong Limited Resources Fund                    Indefinite'"


    This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on July 25, 1997, in accordance with Sections
180.1002 and 180.0602(2) of the Wisconsin Statutes. Shareholder approval was not required.

    Executed in duplicate this 13th day of August, 1997.


                                STRONG CONSERVATIVE EQUITY FUNDS, INC.


                                By: /s/Stephen J. Shenkenberg
                                   ----------------------------------
                                    Stephen J. Shenkenberg,
                                    Vice President and Secretary



This instrument was drafted by:

John S. Weitzer
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051